                                                                       Exhibit 5

June 19 , 2001


Aperian, Inc.
3030 North Third Street
Seventh Floor
Phoenix, Arizona 85012


Ladies and Gentlemen:

         I am general counsel for Aperian, Inc., a Delaware corporation (the "Company"), and have advised the Company in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), which is being filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933 the proposed offer and sale by certain stockholders of the Company of 11,094,490 shares (the "Shares") of the Common Stock, $0.01 par value, of the Company ("Common Stock"). The Shares include 2,698,423 Shares that are currently outstanding and 8,396,067 Shares (the "Conversion Shares") issuable upon conversion of the Company's Series A 18% Cumulative Convertible Redeemable Preferred Stock.

         With respect to the foregoing, I have examined the Registration Statement and such other documents, and such legal matters, as I have deemed necessary to render the opinion expressed herein. Based on the foregoing, I am of the opinion that the Shares are, or in the case of the Conversion Shares, will upon issuance be, duly authorized, validly issued, and fully paid and nonassessable.

         I consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.


                                             Very truly yours,

                                             /s/ Peter E. Lorenzen

                                             Peter E.  Lorenzen
                                             General Counsel